Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP July 26, 2023

Ameriprise Financial Reports
Second Quarter 2023 Results

Earnings Per Diluted Share		Return on Equity, ex AOCI (1)
	Q2 2023		Q2 2023
GAAP	$8.21	GAAP	48.6%
Adjusted Operating	$7.44	Adjusted Operating	50.9%

•Second quarter adjusted operating earnings per diluted share was $7.44, up 30 percent from the prior year driven by strong business performance in Wealth Management.	Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer
“Ameriprise delivered another strong quarter overall, led by continued growth of our Wealth Management business.

We’re benefiting from our broad investment capabilities, extensive technology and high-quality service that are core to the Ameriprise client experience and represent strategic advantages. We’re serving more affluent clients and had another strong quarter of experienced advisor recruiting. And with the growth of Ameriprise Bank, we’re driving excellent results across Wealth Management with revenue and profitability at record levels.

Our diversified business generates a mix of both fee-and spread-based revenue and strong free cash flow. We continue to invest for growth and return capital to shareholders at attractive levels, while managing expenses well.

Overall, Ameriprise delivered a strong first half of 2023, and we remain focused on executing our priorities and managing environmental uncertainties.”

•Second quarter GAAP net income per diluted share was $8.21 compared to $5.37 a year ago, primarily reflecting the market impact on the valuation of derivatives and market risk benefits.
•Assets under management and administration reached $1.3 trillion, up 9 percent, from strong client net inflows and market appreciation.
•Wealth Management delivered a record high pretax adjusted operating margin of 31 percent from strong business growth. Adjusted operating net revenue increased 14 percent and pretax adjusted operating earnings grew 49 percent. Total client flows increased 10 percent to $9.4 billion, and Ameriprise Bank and Certificate Company assets reached $34.7 billion.

•The Asset Management net pretax adjusted operating margin was 30 percent. Net flow trends were in line with the industry as the environment remains challenging.
•Retirement & Protection Solutions pretax adjusted operating earnings increased 13 percent. These high-returning books of business generate substantial free cash flow.
•The company returned $638 million of capital to shareholders in the quarter, which was 79 percent of adjusted operating earnings. In addition, the company announced a new share repurchase authorization of $3.5 billion through September 30, 2025. Excess capital remained strong at $1.3 billion and adjusted operating ROE was 51 percent.

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.

Ameriprise Financial, Inc.
Second Quarter Summary
	Quarter Ended June 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2023	2022
GAAP net income	$890	$614	45%
Adjusted operating earnings (reconciliation on p. 24)	$807	$654	23%

GAAP net income per diluted share	$8.21	$5.37	53%
Adjusted operating earnings per diluted share (reconciliation on p. 24)	$7.44	$5.72	30%

GAAP Return on Equity, ex. AOCI	48.6%	55.5%
Adjusted Operating Return on Equity, ex. AOCI (reconciliation on p. 27)	50.9%	48.1%

GAAP Equity, ex. AOCI	$6,429	$5,818	11%
Available Capital for Capital Adequacy (reconciliation on p. 25)	$5,011	$5,294	(5)%

Weighted average common shares outstanding:
Basic	106.4	112.3
Diluted	108.4	114.4

Second quarter 2023 GAAP results were positively impacted by market changes that affected the valuation of derivatives and market risk benefits. The current quarter also included $20 million of after-tax integration costs related to the acquisition of BMO EMEA, a portion of which was related to the consolidation of the majority of our London-based teams into a single location at the end of June.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended June 30,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Adjusted operating net revenues	$2,343	$2,056	14%

Distribution expenses	1,196	1,185	(1)%
Interest and debt expense	6	3	NM
General and administrative expenses	410	376	(9)%
Adjusted operating expenses	1,612	1,564	(3)%
Pretax adjusted operating earnings	$731	$492	49%

Pretax adjusted operating margin	31.2%	23.9%	730 bps

	Quarter Ended June 30,		% Better/ (Worse)
(in billions, unless otherwise noted)	2023	2022
Total client assets	$833	$735	13%
Total client net flows	$9.4	$8.6	10%
Wrap net flows	$5.6	$6.2	(9)%
AWM cash balances	$42.0	$47.4	(11)%
Adjusted operating net revenue per advisor (TTM in thousands)	$874	$814	7%

NM Not Meaningful - variance equal to or greater than 100%

Advice & Wealth Management pretax adjusted operating earnings increased 49 percent and pretax adjusted operating margin reached a record high of 31.2 percent. Spread revenues increased year-over-year and are expected to remain a sustainable driver of revenue going forward.

Net revenues increased 14 percent to $2.3 billion from strong client flows, higher investment income from continued growth in the bank and certificate companies, as well as from higher short term rates on off balance sheet cash.

Adjusted operating expenses increased 3 percent to $1.6 billion compared to a year ago. Distribution expenses increased 1 percent. General and administrative expense was $410 million, reflecting continued expense discipline while investing for business growth and higher business volume. In the first half of 2022, general and administrative expense was muted as a result of the pandemic.

The Wealth Management business continued to deliver robust organic growth. Clients and advisors remained engaged and focused on positioning portfolios to meet financial planning goals through the market cycle.
•Total client net flows increased 10 percent to $9.4 billion, with $5.6 billion of flows into wrap accounts and $3.8 billion into other products.
•AWM cash balances were $42.0 billion, down 5 percent sequentially primarily related to a normal seasonal draw down on cash associated with tax payments with limited cash sorting.
•Ameriprise Bank and Ameriprise Certificate Company assets grew 53 percent year-over-year.
•Total advisors increased to 10,274 from excellent advisor retention coupled with the addition of 99 experienced advisors in the quarter.
•Adjusted operating net revenue per advisor on a trailing 12-month basis was $874,000, up 7 percent from enhanced productivity, business growth and market impacts.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended June 30,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Adjusted operating net revenues	$808	$881	(8)%

Distribution expenses	233	252	8%
Amortization of deferred acquisition costs	2	3	33%
Interest and debt expense	1	1	-
General and administrative expenses	410	403	(2)%
Adjusted operating expenses	646	659	2%
Pretax adjusted operating earnings	$162	$222	(27)%

Net pretax adjusted operating margin (1)	29.8%	38.5%

	Quarter Ended June 30,		% Better/ (Worse)
(in billions)	2023	2022
Total segment AUM	$617	$598	3%

Net Flows
Global Retail net flows, ex. legacy insurance partners flows	$(4.7)	$(5.8)	17%
Global Institutional net flows, ex. legacy insurance partners flows	0.8	3.9	NM
Legacy insurance partners flows	(1.4)	(1.2)	(14)%
Total segment net flows	$(5.3)	$(3.1)	(72)%

Model delivery AUA Flows (2)	$0.4	$0.4	(9)%

(1) See reconciliation on page 13.
(2) Estimated based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Asset Management adjusted operating net revenues and pretax adjusted operating earnings were $808 million and $162 million, respectively. Financial results reflect the cumulative impact of net outflows, a decline in fixed income markets and lower performance fees, which were partially offset by improved equity markets. Net pretax adjusted operating margin was 30 percent.

Adjusted operating expenses decreased 2 percent. G&A expenses increased 2 percent primarily from the mark-to-market of share-based compensation expense. Distribution expenses decreased 8 percent reflecting lower average assets under management.

Total assets under management increased 3 percent to $617 billion as equity market appreciation was partially offset by fixed income market depreciation as well as net outflows. Long term investment performance remained strong with 115 funds with 4- and 5-star Morningstar ratings.

In the quarter, net outflows were $5.3 billion and included $1.4 billion of outflows related to legacy insurance partners.
•Retail net outflows were $4.7 billion as gross sales remained pressured while redemptions slowed versus the prior year. In addition, reinvested dividends were $2 billion lower than the year ago quarter.
•Global institutional had strong inflows into high yield and property mandates that more than offset outflows in liability driven investing strategies (LDI) leading to net inflows of $0.8 billion.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
	Quarter Ended June 30,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Adjusted operating net revenues	$858	$760	13%
Adjusted operating expenses	669	592	(13)%
Pretax adjusted operating earnings	$189	$168	13%

Retirement & Protection Solutions pretax adjusted operating earnings increased 13 percent to $189 million primarily from rising interest rates and prior period investment portfolio repositioning. Results in the quarter included $7 million of unfavorable unusual and timing-related items. These high-quality books of business continued to generate strong free cash flow and return on capital with a differentiated risk profile.

Retirement & Protection Solutions sales declined 10 percent, primarily from a decline in variable annuity sales as a result of the discontinuation of the sale of living benefit riders. Protection sales improved 18 percent to $77 million with the majority of sales in higher margin accumulation VUL products.

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results
	Quarter Ended June 30,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Corporate & Other, excluding Closed Blocks	$(56)	$(48)	(17)%
Closed Blocks (1)	(4)	(11)	64%
Pretax adjusted operating earnings / (loss)	$(60)	$(59)	(2)%

Long Term Care	$1	$(6)	NM
Fixed Annuities	(5)	(5)	-
Closed Blocks pretax adjusted operating earnings / (loss)	$(4)	$(11)	64%

(1) Long Term Care and Fixed Annuities.
NM Not Meaningful - variance equal to or greater than 100%

Total Corporate & Other pretax adjusted operating loss was $60 million, which included a net $8 million favorable impact from a benefit related to a low income housing partnership investment partially offset by an unfavorable mark-to-market share-based compensation expense.

Long Term Care pretax adjusted operating earnings improved to $1 million as a result of higher investment yields from rising interest rates and prior period investment portfolio repositioning.

Fixed Annuities pretax adjusted operating loss was consistent with expectations at $5 million.

Taxes
The operating effective tax rate was 21.0 percent in the quarter. The operating effective tax rate is expected to be in the 20 to 21 percent range for the second half and full year of 2023.

Contacts

Investor Relations: Media Relations:

Alicia A. Charity Paul W. Johnson
Ameriprise Financial, Inc. Ameriprise Financial, Inc.
(612) 671-2080 (612) 671-0625
alicia.a.charity@ampf.com paul.w.johnson@ampf.com

Stephanie M. Rabe
Ameriprise Financial, Inc.
(612) 671-4085
stephanie.m.rabe@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 125 years. With extensive investment advice, asset management and insurance capabilities and a nationwide network of over 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs. For more information, or to find an Ameriprise financial advisor, visit ameriprise.com.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited, Columbia Threadneedle Asset Managers Limited, Columbia Threadneedle (EM) Investments Limited, and Pyrford International Ltd, are SEC- and FCA-registered investment adviser affiliates of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating earnings, available capital for capital adequacy and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, acquisition integration, general and administrative costs, net pretax adjusted operating margin, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets;
•statements about spread revenues being a sustainable driver going forward;

•statements estimating the expected second half and full year 2023 operating effective tax rate; and
•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “commitment,” “scenario,” “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-Q for the period ended June 30, 2023.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	2 Qtr 2023	2 Qtr 2022	% Better/ (Worse)	1 Qtr 2023	% Better/ (Worse)
Revenues
Management and financial advice fees	$2,199	$2,277	(3)%	$2,137	3%
Distribution fees	482	459	5%	517	(7)%
Net investment income	811	287	NM	698	16%
Premiums, policy and contract charges	383	342	12%	362	6%
Other revenues	132	124	6%	131	1%
Total revenues	4,007	3,489	15%	3,845	4%
Banking and deposit interest expense	131	3	NM	103	(27)%
Total net revenues	3,876	3,486	11%	3,742	4%

Expenses
Distribution expenses	1,248	1,239	(1)%	1,226	(2)%
Interest credited to fixed accounts	161	145	(11)%	164	2%
Benefits, claims, losses and settlement expenses	327	(196)	NM	301	(9)%
Remeasurement (gains) losses of future policy benefit reserves	—	1	NM	(5)	NM
Change in fair value of market risk benefits	(99)	519	NM	489	NM
Amortization of deferred acquisition costs	61	67	9%	62	2%
Interest and debt expense	84	44	(91)%	72	(17)%
General and administrative expense	967	894	(8)%	937	(3)%
Total expenses	2,749	2,713	(1)%	3,246	15%
Pretax income	1,127	773	46%	496	NM
Income tax provision	237	159	(49)%	79	NM
Net income	$890	$614	45%	$417	NM

Earnings per share
Basic earnings per share	$8.36	$5.47		$3.86
Earnings per diluted share	$8.21	$5.37		$3.79

Weighted average common shares outstanding
Basic	106.4	112.3		107.9
Diluted	108.4	114.4		110.0

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	2 Qtr 2023	2 Qtr 2022	% Better/ (Worse)	1 Qtr 2023	% Better/ (Worse)

Assets Under Management and Administration
Advice & Wealth Management AUM	$451,249	$396,303	14%	$431,438	5%
Asset Management AUM	616,598	598,150	3%	607,679	1%
Corporate AUM	297	165	80%	243	22%
Eliminations	(39,308)	(37,453)	(5)%	(38,091)	(3)%
Total Assets Under Management	1,028,836	957,165	7%	1,001,269	3%
Total Assets Under Administration	247,952	212,944	16%	234,339	6%
Total AUM and AUA	$1,276,788	$1,170,109	9%	$1,235,608	3%

S&P 500
Daily average	4,207	4,110	2%	3,998	5%
Period end	4,450	3,785	18%	4,109	8%

Weighted Equity Index (WEI) (1)
Daily average	2,769	2,707	2%	2,664	4%
Period end	2,900	2,491	16%	2,718	7%

Common shares
Beginning balance	104.4	110.1	(5)%	105.3	(1)%
Repurchases	(1.6)	(1.8)	11%	(1.6)	-
Issuances	—	0.1	NM	1.1	NM
Other	—	—	-	(0.4)	NM
Total common shares outstanding	102.8	108.4	(5)%	104.4	(2)%
Restricted stock units	2.7	2.8	(4)%	2.6	4%
Total basic common shares outstanding	105.5	111.2	(5)%	107.0	(1)%
Total potentially dilutive shares	2.1	2.1	-	2.0	5%
Total diluted shares	107.6	113.3	(5)%	109.0	(1)%

Capital Returned to Shareholders
Dividends paid	$146	$142	3%	$138	6%
Common stock share repurchases	492	458	7%	506	(3)%
Total Capital Returned to Shareholders	$638	$600	6%	$644	(1)%

(1) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2023	2 Qtr 2022	% Better/ (Worse)	1 Qtr 2023	% Better/ (Worse)

Revenues
Management and financial advice fees:
Advisory fees	$1,154	$1,144	1%	$1,109	4%
Financial planning fees	104	99	5%	101	3%
Transaction and other fees	96	97	(1)%	89	8%
Total management and financial advice fees	1,354	1,340	1%	1,299	4%
Distribution fees:
Mutual funds	179	186	(4)%	175	2%
Insurance and annuity	222	216	3%	211	5%
Off-Balance sheet brokerage cash	84	54	56%	126	(33)%
Other products	84	86	(2)%	81	4%
Total distribution fees	569	542	5%	593	(4)%
Net investment income	483	120	NM	409	18%
Other revenues	68	57	19%	67	1%
Total revenues	2,474	2,059	20%	2,368	4%
Banking and deposit interest expense	131	3	NM	103	(27)%
Adjusted operating total net revenues	2,343	2,056	14%	2,265	3%

Expenses
Distribution expenses	1,196	1,185	(1)%	1,173	(2)%
Interest and debt expense	6	3	NM	7	14%
General and administrative expense	410	376	(9)%	392	(5)%
Adjusted operating expenses	1,612	1,564	(3)%	1,572	(3)%
Pretax adjusted operating earnings	$731	$492	49%	$693	5%

Pretax adjusted operating margin	31.2%	23.9%		30.6%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	2 Qtr 2023	2 Qtr 2022	% Better/ (Worse)	1 Qtr 2023	% Better/ (Worse)

AWM Total Client Assets	$833,347	$735,462	13%	$798,724	4%

Total Client Flows	$9,408	$8,572	10%	$12,261	(23)%

Total Wrap Accounts
Beginning assets	$434,674	$447,046	(3)%	$412,096	5%
Net flows	5,610	6,159	(9)%	6,240	(10)%
Market appreciation (depreciation) and other	14,405	(53,918)	NM	16,338	(12)%
Total wrap ending assets	$454,689	$399,287	14%	$434,674	5%

Advisory wrap account assets ending balance (1)	$449,857	$395,054	14%	$430,088	5%

Brokerage Cash & Certificates Balances
On-balance sheet (Net Investment Income)
On-balance sheet - broker dealer	$2,605	$3,542	(26)%	$2,854	(9)%
On-balance sheet - bank	20,933	15,520	35%	20,008	5%
On-balance sheet - certificate	12,069	5,284	NM	11,102	9%
Total on-balance sheet	$35,607	$24,346	46%	$33,964	5%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer	$6,413	$23,102	(72)%	$10,350	(38)%
Total brokerage cash & certificates balances	$42,020	$47,448	(11)%	$44,314	(5)%

Gross Fee Yield
On-balance sheet - broker dealer	4.72%	0.49%		4.27%
On-balance sheet - bank	4.76%	2.00%		4.46%
On-balance sheet - certificates	5.20%	1.53%		4.86%
Off-balance sheet - broker dealer	4.14%	0.90%		3.86%

Financial Advisors
Employee advisors	2,108	2,096	1%	2,099	-
Franchisee advisors	8,166	8,149	-	8,160	-
Total financial advisors	10,274	10,245	-	10,259	-

Advisor Retention
Employee	92.0%	92.3%		92.8%
Franchisee	93.0%	94.4%		93.6%

(1) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2023	2 Qtr 2022	% Better/ (Worse)	1 Qtr 2023	% Better/ (Worse)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$490	$543	(10)%	$491	-
Institutional	157	173	(9)%	152	3%
Transaction and other fees	48	54	(11)%	48	-
Revenue from other sources (1)	4	7	(43)%	3	33%
Total management and financial advice fees	699	777	(10)%	694	1%
Distribution fees:
Mutual funds	51	58	(12)%	52	(2)%
Insurance and annuity	39	42	(7)%	38	3%
Total distribution fees	90	100	(10)%	90	-
Net investment income	10	—	-	9	11%
Other revenues	9	4	NM	6	50%
Total revenues	808	881	(8)%	799	1%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	808	881	(8)%	799	1%

Expenses
Distribution expenses	233	252	8%	230	(1)%
Amortization of deferred acquisition costs	2	3	33%	1	NM
Interest and debt expense	1	1	-	2	50%
General and administrative expense	410	403	(2)%	401	(2)%
Adjusted operating expenses	646	659	2%	634	(2)%
Pretax adjusted operating earnings	$162	$222	(27)%	$165	(2)%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$808	$881	(8)%	$799	1%
Distribution pass through revenues	(183)	(200)	9%	(182)	(1)%
Subadvisory and other pass through revenues	(95)	(91)	(4)%	(95)	-
Net adjusted operating revenues	$530	$590	(10)%	$522	2%

Pretax adjusted operating earnings	$162	$222	(27)%	$165	(2)%
Adjusted operating net investment income	(10)	—	-	(9)	(11)%
Amortization of intangibles	6	5	20%	6	-
Net adjusted operating earnings	$158	$227	(30)%	$162	(2)%

Pretax adjusted operating margin	20.0%	25.2%		20.7%
Net pretax adjusted operating margin (2)	29.8%	38.5%		31.0%

Performance fees (3)
Performance fees	$1	$5	(80)%	$5	(80)%
General and administrative expense related to performance fees	1	2	50%	2	50%
Net performance fees	$—	$3	NM	$3	NM

(1) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(2) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(3) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	2 Qtr 2023	2 Qtr 2022	% Better/ (Worse)	1 Qtr 2023	% Better/ (Worse)

Managed Assets Rollforward
Global Retail Funds
Beginning assets	$321,391	$379,985	(15)%	$309,293	4%
Inflows	11,547	15,572	(26)%	12,096	(5)%
Outflows	(16,323)	(23,725)	31%	(16,394)	-
Net VP/VIT fund flows	(1,270)	(1,043)	(22)%	(1,187)	(7)%
Net new flows	(6,046)	(9,196)	34%	(5,485)	(10)%
Reinvested dividends	1,265	3,403	(63)%	842	50%
Net flows	(4,781)	(5,793)	17%	(4,643)	(3)%
Distributions	(1,544)	(3,812)	59%	(1,008)	(53)%
Market appreciation (depreciation) and other	9,885	(43,104)	NM	16,074	(39)%
Foreign currency translation (1)	2,469	(4,338)	NM	1,675	47%
Total ending assets	327,420	322,938	1%	321,391	2%
% of total retail assets sub-advised	15.9%	14.9%		15.7%

Global Institutional
Beginning assets	286,288	318,622	(10)%	274,736	4%
Inflows (2)	11,708	16,108	(27)%	12,759	(8)%
Outflows (2)	(12,180)	(13,365)	9%	(10,645)	(14)%
Net flows	(472)	2,743	NM	2,114	NM
Market appreciation (depreciation) and other (3)	(1,852)	(36,473)	95%	6,322	NM
Foreign currency translation (1)	5,214	(9,680)	NM	3,116	67%
Total ending assets	289,178	275,212	5%	286,288	1%

Total managed assets	$616,598	$598,150	3%	$607,679	1%

Total net flows	$(5,253)	$(3,050)	(72)%	$(2,529)	NM

Legacy insurance partners flows	$(1,377)	$(1,212)	(14)%	$(799)	(72)%

Total Assets Under Advisement (4)	$25,282	$26,481	(5)%	$24,343	4%
Model delivery AUA flows (5)	$402	$441	(9)%	$(244)	NM

(1) Amounts represent local currency to US dollar translation for reporting purposes.
(2) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product and Ameriprise Bank, FSB.
(3) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product and Ameriprise Bank, FSB.

(4) Assets are presented on a one-quarter lag.
(5) Estimated flows based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	2 Qtr 2023	2 Qtr 2022	% Better/ (Worse)	1 Qtr 2023	% Better/ (Worse)

Total Managed Assets by Type
Equity	$316,092	$306,044	3%	$308,968	2%
Fixed income	225,520	216,445	4%	224,666	-
Money market	22,439	19,334	16%	22,218	1%
Alternative	35,088	38,370	(9)%	34,724	1%
Hybrid and other	17,459	17,957	(3)%	17,103	2%
Total managed assets by type	$616,598	$598,150	3%	$607,679	1%

Average Managed Assets by Type (1)
Equity	$309,576	$336,754	(8)%	$308,576	-
Fixed income	223,766	235,580	(5)%	217,792	3%
Money market	22,945	16,489	39%	22,083	4%
Alternative	34,888	39,395	(11)%	34,668	1%
Hybrid and other	17,152	19,476	(12)%	16,945	1%
Total average managed assets by type	$608,327	$647,694	(6)%	$600,064	1%

(1) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	2 Qtr 2023

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	68%	67%	77%	87%
Fixed Income	47%	70%	75%	86%
Asset Allocation	65%	51%	75%	90%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	115	73	93	105
Percent of Rated Assets	64%	29%	54%	68%

Retail Fund performance rankings for each fund are measured on a consistent basis against the most appropriate peer group or index. Peer groupings of Columbia funds are defined by Lipper category and are based on the Primary Share Class (i.e., Institutional if available, otherwise Advisor or Instl3 share class), net of fees. Peer groupings of Threadneedle funds are defined by either IA or Morningstar index and are based on the Primary Share Class. Comparisons to Index are measured Gross of Fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 06/30/23. Columbia funds are available for purchase by U.S. customers. Out of 100 Columbia funds rated (based on primary share class), 2 received a 5-star Overall Rating and 40 received a 4-star Overall Rating. Out of 151 Threadneedle funds rated (based on highest-rated share class), 13 received a 5-star Overall Rating and 60 received a 4-star Overall Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms.

© 2023 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2023	2 Qtr 2022	% Better/ (Worse)	1 Qtr 2023	% Better/ (Worse)

Revenues
Management and financial advice fees	$185	$197	(6)%	$183	1%
Distribution fees	100	107	(7)%	97	3%
Net investment income	203	124	64%	195	4%
Premiums, policy and contract charges	368	328	12%	346	6%
Other revenues	2	4	(50)%	3	(33)%
Total revenues	858	760	13%	824	4%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	858	760	13%	824	4%

Expenses
Distribution expenses	120	118	(2)%	110	(9)%
Interest credited to fixed accounts	94	96	2%	88	(7)%
Benefits, claims, losses and settlement expenses	188	108	(74)%	162	(16)%
Remeasurement (gains) losses of future policy benefit reserves	(4)	(3)	33%	(3)	33%
Change in fair value of market risk benefits	123	129	5%	115	(7)%
Amortization of deferred acquisition costs	57	61	7%	58	2%
Interest and debt expense	12	9	(33)%	13	8%
General and administrative expense	79	74	(7)%	87	9%
Adjusted operating expenses	669	592	(13)%	630	(6)%
Pretax adjusted operating earnings	$189	$168	13%	$194	(3)%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	2 Qtr 2023	2 Qtr 2022	% Better/ (Worse)	1 Qtr 2023	% Better/ (Worse)

Variable Annuities Rollforwards
Beginning balance	$76,809	$85,759	(10)%	$74,385	3%
Deposit	940	1,126	(17)%	874	8%
Withdrawals and terminations	(1,712)	(1,514)	(13)%	(1,623)	(5)%
Net flows	(772)	(388)	(99)%	(749)	(3)%
Investment performance and interest credited	2,512	(9,684)	NM	3,173	(21)%
Total ending balance - contract accumulation values	$78,549	$75,687	4%	$76,809	2%

Variable annuities fixed sub-accounts	$4,524	$4,931	(8)%	$4,644	(3)%

Life Insurance In Force	$198,686	$198,546	-	$198,707	-

Net Amount at Risk (Life)	$37,708	$38,973	(3)%	$38,120	(1)%

Net Policyholder Reserves
VUL/UL	$14,170	$13,140	8%	$13,783	3%
Term and whole life	188	204	(8)%	195	(4)%
Disability insurance	539	575	(6)%	552	(2)%
Other insurance	548	576	(5)%	552	(1)%
Total net policyholder reserves	$15,445	$14,495	7%	$15,082	2%

DAC Ending Balances
Variable Annuities DAC	$1,722	$1,770	(3)%	$1,733	(1)%
Life and Health DAC	$964	$983	(2)%	$967	-

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	2 Qtr 2023	2 Qtr 2022	% Better/ (Worse)	1 Qtr 2023	% Better/ (Worse)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	24	(6)	NM	(1)	NM
Premiums, policy and contract charges	—	—	-	—	-
Other revenues	—	(1)	NM	2	NM
Total revenues	24	(7)	NM	1	NM
Banking and deposit interest expense	3	—	-	4	25%
Adjusted operating total net revenues	21	(7)	NM	(3)	NM

Expenses
Distribution expenses	—	—	-	—	-
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	—	—	-	—	-
Remeasurement (gains) losses of future policy benefit reserves	—	—	-	—	-
Change in fair value of market risk benefits	—	—	-	—	-
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	27	13	NM	16	(69)%
General and administrative expense	50	28	(79)%	54	7%
Adjusted operating expenses	77	41	(88)%	70	(10)%
Pretax adjusted operating earnings (loss)	$(56)	$(48)	(17)%	$(73)	23%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	2 Qtr 2023	2 Qtr 2022	% Better/ (Worse)	1 Qtr 2023	% Better/ (Worse)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	44	37	19%	44	-
Premiums, policy and contract charges	23	24	(4)%	23	-
Other revenues	—	—	-	—	-
Total revenues	67	61	10%	67	-
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	67	61	10%	67	-

Expenses
Distribution expenses	(2)	(4)	(50)%	(3)	(33)%
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	58	58	-	56	(4)%
Remeasurement (gains) losses of future policy benefit reserves	4	4	-	(2)	NM
Change in fair value of market risk benefits	—	—	-	—	-
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	1	2	50%	2	50%
General and administrative expense	5	7	29%	6	17%
Adjusted operating expenses	66	67	1%	59	(12)%
Pretax adjusted operating earnings (loss)	$1	$(6)	NM	$8	(88)%

Long Term Care Policyholder Reserves, net of reinsurance	$2,616	$2,722	(4)%	$2,659	(2)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	2 Qtr 2023	2 Qtr 2022	% Better/ (Worse)	1 Qtr 2023	% Better/ (Worse)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	8	8	-	8	-
Premiums, policy and contract charges	—	—	-	1	NM
Other revenues	52	57	(9)%	53	(2)%
Total revenues	60	65	(8)%	62	(3)%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	60	65	(8)%	62	(3)%

Expenses
Distribution expenses	—	1	NM	1	NM
Interest credited to fixed accounts	57	60	5%	61	7%
Benefits, claims, losses and settlement expenses	—	—	-	2	NM
Remeasurement (gains) losses of future policy benefit reserves	—	—	-	—	-
Change in fair value of market risk benefits	—	—	-	—	-
Amortization of deferred acquisition costs	2	3	33%	3	33%
Interest and debt expense	1	—	-	—	-
General and administrative expense	5	6	17%	4	(25)%
Adjusted operating expenses	65	70	7%	71	8%
Pretax adjusted operating earnings (loss)	$(5)	$(5)	-	$(9)	44%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Eliminations (1) Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2023	2 Qtr 2022	% Better/ (Worse)	1 Qtr 2023	% Better/ (Worse)

Revenues
Management and financial advice fees	$(37)	$(36)	(3)%	$(37)	-
Distribution fees	(277)	(290)	4%	(263)	(5)%
Net investment income	(12)	(3)	NM	(12)	-
Premiums, policy and contract charges	(8)	(8)	-	(8)	-
Other revenues	—	—	-	—	-
Total revenues	(334)	(337)	1%	(320)	(4)%
Banking and deposit interest expense	(3)	—	-	(4)	(25)%
Adjusted operating total net revenues	(331)	(337)	2%	(316)	(5)%

Expenses
Distribution expenses	(299)	(313)	(4)%	(285)	5%
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	(5)	(5)	-	(5)	-
Remeasurement (gains) losses of future policy benefit reserves	—	—	-	—	-
Change in fair value of market risk benefits	—	—	-	—	-
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	(9)	(3)	NM	(8)	13%
General and administrative expense	(18)	(16)	13%	(18)	-
Adjusted operating expenses	(331)	(337)	(2)%	(316)	5%
Pretax adjusted operating earnings (loss)	$—	$—	-	$—	-

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	June 30, 2023	June 30, 2022	March 31, 2023

Long-term Debt Summary
Senior notes	$3,550	$2,800	$3,550
Finance lease liabilities	23	35	28
Other (1)	(16)	(11)	(18)
Total Ameriprise Financial long-term debt	3,557	2,824	3,560
Non-recourse debt of consolidated investment entities	2,264	2,078	2,367
Total long-term debt	$5,821	$4,902	$5,927

Total Ameriprise Financial long-term debt	$3,557	$2,824	$3,560
Finance lease liabilities	(23)	(35)	(28)
Other (1)	16	11	18
Total Ameriprise Financial long-term debt excluding finance lease liabilities and other	$3,550	$2,800	$3,550

Total equity (2)	$4,080	$4,070	$4,144
Equity of consolidated investment entities	(10)	(6)	(8)
Total equity excluding CIEs	$4,070	$4,064	$4,136

Total Ameriprise Financial capital	$7,637	$6,894	$7,704
Total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs	$7,620	$6,864	$7,686

Debt to capital
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	46.6%	41.0%	46.2%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs (2)	46.6%	40.8%	46.2%

Available Capital for Capital Adequacy	$5,011	$5,294	$5,377

(1) Includes adjustments for net unamortized discounts, debt issuance costs and other lease obligations.
(2) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	June 30, 2023	December 31, 2022

Assets
Cash and cash equivalents	$7,343	$6,964
Cash of consolidated investment entities	135	133
Investments	51,376	44,524
Investments of consolidated investment entities	2,191	2,354
Market risk benefits	1,346	1,015
Separate account assets	76,874	73,962
Receivables	15,064	15,595
Receivables of consolidated investment entities	27	20
Deferred acquisition costs	2,737	2,777
Restricted and segregated cash and investments	1,612	2,229
Other assets	11,074	9,277
Other assets of consolidated investment entities	2	2
Total Assets	$169,781	$158,852

Liabilities
Policyholder account balances, future policy benefits and claims	$35,659	$34,132
Market risk benefits	1,706	2,118
Separate account liabilities	76,874	73,962
Customer deposits	35,578	30,775
Short-term borrowings	201	201
Long-term debt	3,557	2,821
Debt of consolidated investment entities	2,264	2,363
Accounts payable and accrued expenses	2,195	2,242
Other liabilities	7,602	6,316
Other liabilities of consolidated investment entities	65	119
Total Liabilities	165,701	155,049

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	9,670	9,517
Retained earnings	20,941	19,918
Treasury stock	(24,185)	(23,089)
Accumulated other comprehensive income, net of tax	(2,349)	(2,546)
Total Equity	4,080	3,803
Total Liabilities and Equity	$169,781	$158,852

Supplemental Non-GAAP Information:
Available Capital for Capital Adequacy	$5,011	$5,377

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended June 30,		% Better/ (Worse)	Per Diluted Share Quarter Ended June 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2023	2022		2023	2022
Net income	$890	$614	45%	$8.21	$5.37	53%
Adjustments:
Net realized investment gains (losses) (1)	3	(14)		0.03	(0.12)
Market impact on non-traditional long-duration products (1)	127	(19)		1.17	(0.17)
Mean reversion-related impacts (1)	—	(2)		—	(0.02)
Integration/restructuring charges (1)	(25)	(14)		(0.23)	(0.12)
Net income (loss) attributable to consolidated investment entities	—	(1)		—	(0.01)
Tax effect of adjustments (2)	(22)	10		(0.20)	0.09
Adjusted operating earnings	$807	$654	23%	$7.44	$5.72	30%

Weighted average common shares outstanding:
Basic	106.4	112.3
Diluted	108.4	114.4
(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings
	Quarter Ended June 30,
(in millions, unaudited)	2023	2022
Total net revenues	$3,876	$3,486
Adjustments:
Net realized investment gains (losses)	3	(14)
Market impact on non-traditional long-duration products	1	2
Mean Reversion related impacts	—	(1)
CIEs revenue	46	20
Adjusted operating total net revenues	$3,826	$3,479

Total expenses	$2,749	$2,713
Adjustments:
CIEs expenses	46	21
Integration/restructuring charges	25	14
Market impact on non-traditional long-duration products	(126)	21
Mean reversion-related impacts	—	1
Adjusted operating expenses	$2,804	$2,656

Pretax income	$1,127	$773
Pretax adjusted operating earnings	$1,022	$823

Ameriprise Financial, Inc.
Reconciliation Table: Available Capital for Capital Adequacy
(in millions, unaudited)	June 30, 2023	June 30, 2022	March 31, 2023
Ameriprise Financial GAAP Equity	$4,080	$4,070	$4,144
Less: AOCI	(2,349)	(1,748)	(1,985)
Ameriprise Financial GAAP Equity, excl AOCI	6,429	5,818	6,129
Less: RiverSource Life Insurance Co. GAAP Equity, excluding AOCI	1,855	1,418	1,667
Add: RiverSource Life Insurance Co. statutory total adjusted capital	2,653	3,085	3,108
Less: Goodwill and intangibles	2,525	2,460	2,497
Add: Other adjustments	309	269	304
Available Capital for Capital Adequacy	$5,011	$5,294	$5,377

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended June 30, 2022
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$773	$823
Income tax provision	$159	$169

Effective tax rate	20.6%	20.5%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended June 30, 2023
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,127	$1,022
Income tax provision	$237	$215

Effective tax rate	21.1%	21.0%

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended June 30,
(in millions, unaudited)	2023	2022
Net income	$3,017	$3,065
Less: Adjustments (1)	(143)	409
Adjusted operating earnings	$3,160	$2,656

Total Ameriprise Financial, Inc. shareholders’ equity	$3,943	$4,639
Less: Accumulated other comprehensive income, net of tax	(2,259)	(881)
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	6,202	5,520
Less: Equity impacts attributable to the consolidated investment entities	(2)	2
Adjusted operating equity	$6,204	$5,518

Return on equity excluding AOCI	48.6%	55.5%
Adjusted operating return on equity excluding AOCI (2)	50.9%	48.1%

(1) Adjustments reflect the sum of after-tax net realized investment gains/losses, net of the reinsurance accrual; the market impact on non-traditional long-duration products (including variable and fixed deferred annuity contracts and UL insurance contracts), net of hedges and related reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; gain or loss on disposal of a business that is not considered discontinued operations; integration and restructuring charges; income (loss) from discontinued operations; and net income (loss) from consolidated investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) Adjusted operating return on equity, excluding AOCI is calculated using adjusted operating earnings in the numerator, and Ameriprise Financial shareholders’ equity, excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.